EXHIBIT 10.1
UNITED BANKSHARES, INC.
2006 STOCK OPTION PLAN
1. Purposes of the Plan.
     The Plan is designed to advance the interests of United Bankshares, Inc. (“United”) by assisting in attracting and retaining qualified employees and providing them with increased motivation to exert their best efforts on behalf of the Company.
2. Administration.
     The Plan shall be administered by the Compensation Committee of the Board of Directors (“Committee”) of the Company. The Committee shall consist of not less than two directors, appointed by the Board of Directors. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a Non-employee Director (within the meaning of said section). To the extent required to comply with Code Section 162(m), each member of the Committee also shall be an Outside Director (within the meaning of said section).
     The Committee may select any officer or key employee of the Company or of its subsidiaries (eligible employee) to participate in the Plan and may from time to time grant options to purchase the shares of stock described hereafter in accordance with the terms of this plan.
     The Committee shall have full power to construe and interpret the Plan and promulgate such regulations with respect to the Plan as it may deem desirable in accordance with applicable law. The terms and conditions of each option may vary from eligible employee to eligible employee.
3. Awards.
     Options to purchase United’s stock may be awarded under the Plan. Such options shall be non-statutory stock options (NSOs) i.e., options that do not qualify as ISOs.
4. Stock Subject to Option.
     There shall be allocated to the Plan 1,500,000 authorized and unissued shares of common capital stock of the Company. If an option granted under the Plan expires or terminates unexercised as to any shares covered thereby, such shares may thereafter be available for the granting of options under the Plan.
     The Committee will consider for award up to 400,000 shares of Common Capital Stock in any plan year. Any ungranted options from the prior year(s) will be added to the current year’s available options for the Committee’s consideration for the granting of options. The total number of options that may be granted in any one year, with the exception of the first year in which 400,000 shares will be considered for award, is the current year’s allocation plus the cumulative total of all ungranted options of all prior years under the 2006 Plan. An employee may not be granted in any calendar year options which in the aggregate relate to more than 60,000 shares of stock.

     The Company, during the term of the options granted pursuant to this Plan, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction, to the extent required, any authority in order to issue and sell the number of shares of its Common Stock sufficient to satisfy the requirements of such options. If in the opinion of its counsel the issue or sale of any shares of its stock pursuant to this Plan will not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary to such issuance or sale, the Company shall not be obligated to issue or sell any such shares.
5. Terms and Conditions of Options.
     All options granted under this Plan shall be evidenced by an option agreement that specifies the option exercise price, the duration of the option, the number of shares to which the option pertains, and such other provisions as the Committee, in its discretion, may from time to time determine, provided, however, that all options granted shall be subject to the following provisions:
     (a) Option Price: The option price per share with respect to each option shall be not less than 100% of the fair market value of the stock on the date the option is granted. Fair market value shall be defined as the opening bid price on the day the Committee approves the option award or at the Committee’s discretion based on alternatives as determined in accordance with IRC Section 409A.
     (b) Vesting: Subject to the acceleration of vesting provisions of Section 5(c), following, an employee shall be permitted to exercise options granted hereunder in accordance with the following vesting schedule:

Years from
Grant of Option	Percentage Vested
1	0%
2	0%
3	100%
     In order for options to vest, an optionee must be an employee on the date the options are scheduled to vest (as outlined in the preceding schedule) or in the case of a change in control, the optionee must be an employee on the date the change in control is deemed to have occurred in order to have the vesting of outstanding options accelerated.
     (c) Change in Control: Notwithstanding the vesting schedule of Section 5(b), above, in the event of a “change in control” as hereafter defined, an employee shall be permitted to exercise all of the options granted beginning on the date of the execution of a binding contract which would result in a “change in control”, whether or not the contract is performed, and ending on the effective date of the “change in control”, at which latter time all unexercised options in effect at such time shall terminate. The surviving or resulting corporation or other entity, in its absolute discretion, may grant options to purchase its shares upon such terms and conditions as it desires.
     For the purpose of this Plan, a “change in control” shall be deemed to have occurred: (i) if any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934

(the “Exchange Act”)) or group of persons, together with its affiliates excluding employee benefit plans of United or its subsidiaries, shall become the beneficial owner (as such term is used in the Exchange Act), directly or indirectly of common stock of United representing twenty percent (20%) or more of the combined voting power of United’s then outstanding securities eligible to be voted in an election of directors, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred: (ii) if at any time individuals who at the date of this Agreement constitute at least a majority of the Board of Directors cease for any reason other than death or voluntary resignation (being a resignation not requested by any other person or persons, including without limitation, the retirement of a director at the end of his or her term) to constitute at least a majority thereof; (iii) if there is a change in control of a nature that, in the opinion of counsel for United, would be required to be reported in response to Item 6(e) of Schedule 14A under the Exchange Act, unless two-thirds of the Board, as constituted immediately prior to the date of the change in control, decide in their discretion that no change in control has occurred; (iv) the shareholders of United approve a plan of complete liquidation or winding-up of United; or (v) any event which United’s Board of Directors determine constitutes a “change in control.”
     (d) Exercise of Options: An exercise of an option shall be made in a written notice to the Company of the election and of the number of shares to be purchased. Full payment for shares acquired shall be made in cash or such other form as determined by the Committee at the time that an option, or any part thereof, is exercised. The rights of a record holder of stock with respect to such shares will not accrue until a certificate for the shares is issued.
     (e) Term of Option: No option shall be granted for a term of more than ten (10) years from the date the option is granted.
     (f) Employment Status of Optionee: Except as hereinafter provided with respect to disability and death and subject to the termination of option provisions in Section 5(e), each vested option, to the extent it shall not have been exercised, shall terminate upon three (3) months after the termination of employment of the optionee. Subject to the termination of option provisions in Section 5(e), in the event termination of employment is the result of the optionee’s permanent and total disability, as defined in Section 22(e)(3) of the Internal Revenue Code, or successor section, each vested option, to the extent it shall not have been exercised, shall terminate one (1) year after the termination of employment of the optionee. The three (3) month and one (1) year limitations on the exercise of vested options are waived entirely for exercises by estates or by persons receiving vested options because of the death of the optionee. Provided, however, that nothing in this paragraph shall operate to extend the term of the option beyond the term stated in the agreement granting the option. Any option that is not vested at the time of an optionee’s termination or death will expire commensurate with such termination of employment or death, as applicable.
     (g) Options Nonassignable and Nontransferable: Each option, and all rights thereunder, shall be nonassignable and nontransferable other than by will or the laws of descent and distribution. With the exception hereafter noted for disability, during an optionee’s lifetime, a vested option may only be exercised by the optionee. If an optionee suffers total and permanent disability, a vested option may be exercised by the optionee, if capable, or by the optionee’s committee, guardian, attorney-in-fact or other authorized person or entity. After the death of an optionee, a vested option may be exercised by his or her personal representative, devisee or heir, as the case may be.

     (h) Order of Exercise: Any vested option granted pursuant to this Plan may be exercised in any order, at the discretion of the optionee.
6. Rights of Shareholders.
     No optionee shall have rights as a shareholder as to shares covered by an option until the date a stock certificate is issued to such individual for the shares.
7. Rights of Participants.
     This Plan will not confer upon any participant any right with respect to continuance of employment or other service with United or any subsidiary, nor will it interfere in any way with any right United or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
8. Effective Date of Plan.
     The Plan shall become effective upon approval by shareholders owning a majority of the total votes cast at the meeting held to consider the Plan.
9. Amendment of Plan.
     Subject to applicable law and the listing standards or requirements of any exchange on which United stock is traded, the Board of Directors may at any time terminate or from time to time amend the Plan and the terms and conditions of any options not theretofore issued; and may, with the consent of the affected holder of an option, withdraw or from time to time amend the Plan and the terms and conditions of any options which theretofore have been granted.
     However, the Board of Directors may not, without the approval of the shareholders, amend or alter the Plan to increase the maximum number of shares as to which options may be granted under the Plan, or change the class of eligible employees, or reduce the exercise price of outstanding options, or lower the exercise price at which future options may be granted (i.e., options may not be awarded with a below-market exercise price).
10. Termination of Plan.
     The Plan shall terminate five (5) years from its effective date, or if earlier, five (5) years from the date of its adoption, but the termination shall not affect option rights granted before the date of termination.
11. Withholding.
     United and any of its subsidiaries shall have the power and the right to deduct or withhold, or require a participant to remit to the Company or any of its subsidiaries, an amount sufficient to satisfy federal (including FICA), state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

12. Compliance.
     Options awarded under the Plan are intended to be exempt from IRC Section 409A and the Plan will be construed and interpreted consistent with that intention.
13. Changes in Capital Structure.
     The number, kind, or class (or any combination thereof) of shares of stock reserved under Section 4 of the Plan; the grant limitations also defined in Section 4 of the Plan; the number, kind, or class (or any combination thereof) of shares of stock subject to options; and the exercise price of the options shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits.
14. Construction.
     If any provision of the Plan or any Option Agreement is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provisions had never been inserted. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. All decisions of the Committee upon questions regarding the Plan or any Option Agreement shall be conclusive and binding on all persons. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and any Option Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Plan have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms of provisions hereof.
15. Governing Law.
     This Plan and any Option Agreement issued pursuant to this Plan shall be governed by, and construed in accordance with, the laws of the State of West Virginia.